Exhibit 99

FOR RELEASE – JULY 28, 2020

Corning Reports Second-Quarter 2020 Results

Strong sequential growth in sales, EPS, and free cash flow

Execution of business strategy drives resilient performance, counteracting end-market challenges

Company implemented adjusted operating plan and took actions to protect financial strength

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for the second quarter ended June 30, 2020.

•	GAAP and core sales were $2.6 billion; versus the first quarter, GAAP sales increased 7% and core sales increased 2%
•	GAAP EPS was $(0.13); core EPS was $0.25, up 25% sequentially
•	GAAP net loss was $71 million; core net income was $218 million, up 23% sequentially
•	The difference between GAAP and core results stemmed primarily from non-cash restructuring charges, including the reassessment and reprioritization of R&D programs
•	Free cash flow of $285 million improved sequentially and keeps Corning on track to be free cash flow positive for the full year

Wendell P. Weeks, chairman and chief executive officer, said, “During the second quarter, we made great strides in positioning Corning to emerge stronger from the global health crisis and resume growth. Sales, net income, EPS, and free cash flow all increased sequentially.

“Corning advanced multiple initiatives throughout the second quarter, including the launch of Corning® Gorilla® Glass Victus™ and continued innovation with 5G industry leaders,” Weeks continued. “On the COVID-19 front, we continue to seek ways to leverage our deep technology, manufacturing, and engineering capabilities to combat the pandemic directly. We were delighted that Corning Valor®  Glass was selected by the U.S. Department of Health & Human Services and the Department of Defense to accelerate delivery of COVID-19 vaccines.

“Overall, our decisive action and operational execution resulted in positive free cash flow and continued leadership in the capabilities that make Corning distinctive. We’re delivering for our customers, outperforming our markets, and preserving our financial strength.”

Market-Access Platform Highlights

Corning holds a leadership position in each of the markets addressed by its five Market-Access Platforms. In the second quarter, the company progressed important growth initiatives and reported the following highlights:

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Second Quarter 2020 Results

•

Life Sciences – Corning Pharmaceutical Technologies continued to advance its strategy of building a multibillion-dollar pharmaceutical glass business. The company entered into a long-term supply agreement to provide Valor Glass vials for a portion of currently marketed Pfizer drug products and was awarded $204 million in funding from the Biomedical Advanced Research and Development Authority (BARDA). The BARDA funding will enable Corning to substantially expand domestic manufacturing capacity to help accelerate delivery of COVID-19 vaccines and drugs.

•

Mobile Consumer Electronics – Specialty Materials delivered 13% year-over-year sales growth despite a year-over-year decline in the smartphone market. Growth resulted from strong demand for premium products. In July, the company announced the launch of Gorilla Glass Victus, the toughest Gorilla Glass yet. Samsung will be the first customer to adopt Gorilla Glass Victus in the near future.

•	Automotive – Environmental Technologies outperformed a weak market and delivered more than 20% year-over-year growth in Gasoline Particulate Filters sales.
•

Optical Communications – Segment sales grew 12% sequentially, driven by carrier network projects. Advancements relevant to the deployment of 5G continued. The company announced a strategic collaboration with EnerSys to simplify the delivery of fiber and electrical power to small-cell wireless sites. Corning is also working with Qualcomm Technologies to deliver indoor networks that are 5G-ready, easy-to-install, and affordable.

•	Display – Display Technologies generated consistent sequential net income as large-screen TV sales continued to drive demand and support the continued ramp of the company’s new Gen 10.5 facilities.

Strengthening Financial Position

Tony Tripeny, executive vice president and chief financial officer, said, “We came into this economic downturn with a balance sheet built for times like these and took actions during the quarter to ensure we have the financial resources needed for the duration. We generated $285 million in free cash flow, exited the quarter with $2.2 billion in cash, and are on track to generate positive free cash flow for the year.

“Our financial position is strong,” Tripeny continued. “We are becoming more efficient, and we have the capacity in place to meet expected growth with minimal investment. We expect improved profitability and return on invested capital as we grow sales.”

Across Corning’s businesses, demand and visibility improved throughout the second quarter. As a result, the company expects sequential sales and profit growth in the third quarter. The level of growth will depend on end-market demand and economic activity in August and September.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Second Quarter 2020 Results

Second-Quarter 2020 Results and Comparisons

(In millions, except per-share amounts)

	Q2 2020	Q1 2020	% change	Q2 2019	% change
GAAP Net Sales	$2,561	$2,391	7%	$2,940	(13%)
GAAP Net (Loss) Income	$(71)	$(96)	**	$92	**
GAAP EPS	$(0.13)	$(0.16)	**	$0.09	**
Core Sales*	$2,588	$2,529	2%	$2,986	(13%)
Core Net Income*	$218	$177	23%	$410	(47%)
Core EPS*	$0.25	$0.20	25%	$0.45	(44%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**Not Meaningful

Second-Quarter Segment Results

Display Technologies

	Q2 2020	Q1 2020	% change	Q2 2019	% change
Net Sales	$753	$751	0%	$848	(11%)
Net Income Before Tax	$193	$192	1%	$268	(28%)
Net Income	$152	$152	0%	$213	(29%)

In Display Technologies, second-quarter sales were $753 million, and net income was $152 million, both consistent sequentially. Corning’s volume grew by a low-single digit percentage sequentially. Sequential price declines were moderate, as expected.

Optical Communications

	Q2 2020	Q1 2020	% change	Q2 2019	% change
Net Sales	$887	$791	12%	$1,090	(19%)
Net Income Before Tax	$104	$37	181%	$201	(48%)
Net Income	$81	$29	179%	$158	(49%)

In Optical Communications, second-quarter sales were $887 million, up 12% sequentially. Major carriers increased spending versus the first quarter on cable deployments and access network projects. The year-over-year decline in sales was in line with the passive optical market decline.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Second Quarter 2020 Results

Environmental Technologies

	Q2 2020	Q1 2020	% change	Q2 2019	% change
Net Sales	$226	$320	(29%)	$366	(38%)
Net Income Before Tax	$—	$44	*	$82	*
Net Income	$—	$35	*	$65	*

*Not Meaningful

In Environmental Technologies, the suspension of vehicle manufacturing production in key markets that began in the first quarter continued for much of the second quarter. As a result, sales were down 38% year over year. Profitability was impacted by the lower sales and production volumes.

Specialty Materials

	Q2 2020	Q1 2020	% change	Q2 2019	% change
Net Sales	$417	$352	18%	$369	13%
Net Income Before Tax	$114	$65	75%	$85	34%
Net Income	$90	$51	76%	$67	34%

In Specialty Materials, sales grew 13% year over year, driven by strong demand for premium glasses in support of second-half customer launches, growth in IT products due to work- and study-from-home trends, as well as demand for products in the semiconductor equipment space. Net income was up 34% year over year on higher sales volume.

Life Sciences

	Q2 2020	Q1 2020	% change	Q2 2019	% change
Net Sales	$243	$258	(6%)	$260	(7%)
Net Income Before Tax	$39	$48	(19%)	$51	(24%)
Net Income	$31	$38	(18%)	$40	(23%)

Life Sciences second-quarter sales were down 7% year over year as continued research lab closures in EMEA and North America related to the COVID-19 pandemic more than offset strong demand for test kit consumables and other products to address the pandemic. The reduction in net income was driven by lower sales.

Upcoming Investor Events

On Sept. 2, Corning will attend the Jeffries Semiconductor, IT Hardware & Communication Infrastructure Summit. On Sept. 9, Corning will attend Citi's 2020 Global Technology Conference. Both will be virtual conferences.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Second Quarter 2020 Results

Second-Quarter Conference Call Information

The company will host a second-quarter conference call on Tuesday, July 28, at 8:30 a.m. EST. To participate, please call toll free (877) 710-0209 or for international access, call (315) 625-3068 approximately 10 to15 minutes prior to the start of the call. The Access Code is 999 1654. To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events,” and follow the instructions.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Second Quarter 2020 Results

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 (coronavirus) pandemic, and its ultimate impact across our businesses on demand, operations and global supply chains; the effects of acquisitions, dispositions and other similar transactions; global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; the impacts of audits by taxing authorities; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Second Quarter 2020 Results

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 169-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include mobile consumer electronics, optical communications, automotive technologies, life sciences technologies, and display technologies.

Media Relations Contact:
Gabrielle Bailey

(607) 974-6394

baileygr@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$2,561	$2,940	$4,952	$5,752
Cost of sales	1,805	1,875	3,635	3,588

Gross margin	756	1,065	1,317	2,164

Operating expenses:
Selling, general and administrative expenses	401	414	796	815
Research, development and engineering expenses	430	249	691	498
Amortization of purchased intangibles	28	28	54	57

Operating (loss) income	(103)	374	(224)	794

Equity in earnings of affiliated companies	79	33	93	58
Interest income	3	5	9	12
Interest expense	(67)	(54)	(131)	(106)
Translated earnings contract gain (loss), net	37	(107)	105	77
Other income (expense), net	2	(35)	(9)	(44)

(Loss) income before income taxes	(49)	216	(157)	791
Provision for income taxes	(22)	(124)	(10)	(200)

Net (loss) income attributable to Corning Incorporated	$(71)	$92	$(167)	$591

(Loss) earnings per common share attributable to Corning Incorporated:
Basic	$(0.13)	$0.09	$(0.28)	$0.69
Diluted	$(0.13)	$0.09	$(0.28)	$0.65

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	June 30,	December 31,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$2,158	$2,434
Trade accounts receivable, net of doubtful accounts and allowances	1,712	1,836
Inventories, net of inventory reserves	2,235	2,320
Other current assets	741	873
Total current assets	6,846	7,463

Investments	329	334
Property, plant and equipment, net of accumulated depreciation	14,691	15,337
Goodwill, net	1,925	1,935
Other intangible assets, net	1,072	1,185
Deferred income taxes	1,266	1,157
Other assets	1,417	1,487

Total Assets	$27,546	$28,898

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$12	$11
Accounts payable	1,109	1,587
Other accrued liabilities	1,899	1,923
Total current liabilities	3,020	3,521

Long-term debt	7,797	7,729
Postretirement benefits other than pensions	668	671
Other liabilities	3,928	3,980
Total liabilities	15,413	15,901

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,720 million and 1,718 million	860	859
Additional paid-in capital – common stock	14,398	14,323
Retained earnings	15,847	16,408
Treasury stock, at cost; Shares held: 961 million and 956 million	(19,924)	(19,812)
Accumulated other comprehensive loss	(1,432)	(1,171)
Total Corning Incorporated shareholders’ equity	12,049	12,907
Noncontrolling interests	84	90
Total equity	12,133	12,997

Total Liabilities and Equity	$27,546	$28,898

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(71)	$92	$(167)	$591
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	324	352	680	658
Amortization of purchased intangibles	28	28	54	57
Loss on disposal of assets	15	12	75	12
Severance charges	58	7	135	7
Severance payments	(22)		(97)
Stock compensation charges	55	21	65	30
Equity in earnings of affiliated companies	(79)	(33)	(93)	(58)
Deferred tax (benefit) provision	(90)	6	(130)	(34)
Customer deposits and incentives			125	2
Translated earnings contract (gain) loss	(37)	107	(105)	(77)
Unrealized translation (gains) losses on transactions	(22)	26	11	34
Tax assessment refunds			101
Asset impairment	195		195
Changes in certain working capital items:
Trade accounts receivable	(16)	(165)	27	(201)
Inventories	120	(98)	53	(257)
Other current assets	30	(67)	20	(164)
Accounts payable and other current liabilities	(28)	(66)	(235)	(365)
Other, net	90	(69)	84	(111)
Net cash provided by operating activities	550	153	798	124

Cash Flows from Investing Activities:
Capital expenditures	(288)	(570)	(833)	(1,094)
Proceeds from sale or disposal of assets	16		27
Realized gains on translated earnings contracts	1	18	12	38
Other, net	26	1	10	22
Net cash used in investing activities	(245)	(551)	(784)	(1,034)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net	9		209
Proceeds from issuance of commercial paper		446		446
Proceeds from the exercise of stock options	6	13	13	36
Repurchases of common stock for treasury		(150)	(105)	(407)
Dividends paid	(191)	(181)	(383)	(362)
Other, net	(2)	3	(6)	25
Net cash (used in) provided by financing activities	(178)	131	(272)	(262)
Effect of exchange rates on cash	6	(11)	(18)	(5)
Net increase (decrease) in cash and cash equivalents	133	(278)	(276)	(1,177)
Cash and cash equivalents at beginning of period	2,025	1,456	2,434	2,355
Cash and cash equivalents at end of period	$2,158	$1,178	$2,158	$1,178

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income attributable to Corning Incorporated	$(71)	$92	$(167)	$591
Less: Series A convertible preferred stock dividend	25	24	49	49
Net (loss) income available to common stockholders – basic	(96)	68	(216)	542
Add: Series A convertible preferred stock dividend				49
Net (loss) income available to common stockholders – diluted	$(96)	$68	$(216)	$591

Weighted-average common shares outstanding - basic	759	781	760	782
Effect of dilutive securities:
Stock options and other dilutive securities		8		9
Series A convertible preferred stock				115
Weighted-average common shares outstanding - diluted	759	789	760	906
Basic (loss) earnings per common share	$(0.13)	$0.09	$(0.28)	$0.69
Diluted (loss) earnings per common share	$(0.13)	$0.09	$(0.28)	$0.65

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Core net income attributable to Corning Incorporated	$218	$410	$395	$775
Less: Series A convertible preferred stock dividend	25	24	49	49
Core net income available to common stockholders - basic	193	386	346	726
Add: Series A convertible preferred stock dividend	25	24	49	49
Core net income available to common stockholders - diluted	$218	$410	$395	$775

Weighted-average common shares outstanding - basic	759	781	760	782
Effect of dilutive securities:
Stock options and other dilutive securities	6	8	6	9
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	880	904	881	906
Core basic earnings per common share	$0.25	$0.49	$0.46	$0.93
Core diluted earnings per common share	$0.25	$0.45	$0.45	$0.86

© 2020 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures. These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates. Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2020

(Unaudited; amounts in millions, except per share amounts)

	Three months ended June 30, 2020
			(Loss) income		Effective
	Net	Equity	before income	Net (loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,561	$79	$(49)	$(71)	(44.9%)	$(0.13)
Constant-currency adjustment (1)	27		6	3		0.00
Translation gain on Japanese yen-denominated debt (2)			(3)	(3)		(0.00)
Translated earnings contract gain (3)			(35)	(27)		(0.04)
Acquisition-related costs (4)			29	21		0.03
Discrete tax items and other tax-related adjustments (5)				40		0.05
Litigation, regulatory and other legal matters (6)			25	20		0.03
Restructuring, impairment and other charges and credits (7)			337	254		0.33
Equity in earnings of affiliated companies (9)		(24)	(24)	(18)		(0.02)
Pension mark-to-market adjustment (10)			(2)	(1)		(0.00)
Core performance measures	$2,588	$55	$284	$218	23.2%	$0.25

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

	Six months ended June 30, 2020
			(Loss) income		Effective
	Net	Equity	before income	Net (loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$4,952	$93	$(157)	$(167)	(6.4%)	$(0.28)
Constant-currency adjustment (1)	60		25	(19)		(0.03)
Translation loss on Japanese yen-denominated debt (2)			11	8		0.01
Translated earnings contract gain (3)			(93)	(72)		(0.09)
Acquisition-related costs (4)			57	42		0.06
Discrete tax items and other tax-related adjustments (5)				77		0.10
Litigation, regulatory and other legal matters (6)			25	20		0.03
Restructuring, impairment and other charges and credits (7)			562	420		0.55
Cumulative adjustment related to customer contract (8)	105		105	105		0.14
Equity in earnings of affiliated companies (9)		(24)	(24)	(18)		(0.02)
Pension mark-to-market adjustment (10)			(2)	(1)		(0.00)
Core performance measures	$5,117	$69	$509	$395	22.4%	$0.45

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2019

(Unaudited; amounts in millions, except per share amounts)

	Three months ended June 30, 2019
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,940	$33	$216	$92	57.4%	$0.09
Constant-currency adjustment (1)	46		36	43		0.05
Translation loss on Japanese yen-denominated debt (2)			36	28		0.04
Translated earnings contract loss (3)			107	84		0.11
Acquisition-related costs (4)			34	26		0.03
Discrete tax items and other tax-related adjustments (5)				74		0.09
Restructuring, impairment and other charges and credits (7)		6	67	53		0.07
Equity in earnings of affiliated companies (9)		(11)	(11)	(9)		(0.01)
Pension mark-to-market adjustment (10)			24	19		0.02
Core performance measures	$2,986	$28	$509	$410	19.4%	$0.45

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

	Six months ended June 30, 2019
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$5,752	$58	$791	$591	25.3%	$0.65
Constant-currency adjustment (1)	84	1	73	74		0.08
Translation loss on Japanese yen-denominated debt (2)			21	17		0.02
Translated earnings contract gain (3)			(77)	(60)		(0.07)
Acquisition-related costs (4)			71	54		0.06
Discrete tax items and other tax-related adjustments (5)				31		0.03
Restructuring, impairment and other charges and credits (7)		6	74	58		0.06
Equity in earnings of affiliated companies (9)		(11)	(11)	(9)		(0.01)
Pension mark-to-market adjustment (10)			24	19		0.02
Core performance measures	$5,836	$54	$966	$775	19.8%	$0.86

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2020 and 2019

(Unaudited; amounts in millions)

	Three months ended				Three months ended
	June 30, 2020				June 30, 2019
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$756	30%	$401	$430	$1,065	36%	$414	$249
Constant-currency adjustment (1)	7		2		37		2
Translated earnings contract loss (3)	2
Acquisition-related costs (4)					1		(5)
Litigation, regulatory and other legal matters (6)			(25)				2
Restructuring, impairment and other charges and credits (7)	98		(22)	(212)	95		(6)

Core performance measures	$863	33%	$356	$218	$1,198	40%	$407	$249

	Six months ended				Six months ended
	June 30, 2020				June 30, 2019
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,317	27%	$796	$691	$2,164	38%	$815	$498
Constant-currency adjustment (1)	28		3		73		3
Translated earnings contract gain (3)	(2)
Acquisition-related costs (4)			(1)		5		(9)	(1)
Litigation, regulatory and other legal matters (6)			(25)				2
Restructuring, impairment and other charges and credits (7)	259		(70)	(225)	95		(6)
Cumulative adjustment related to customer contract (8)	105

Core performance measures	$1,707	33%	$703	$466	$2,337	40%	$805	$497

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2020 and 2019

(Unaudited; amounts in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Cash flows from operating activities	$550	$153	$798	$124
Realized gains on translated earnings contracts	1	18	12	38
Premiums received from options contracts		11		11
Translation gains (losses) on cash balances	22	(26)	(11)	(34)

Adjusted cash flows from operating activities	$573	$156	$799	$139

Less: Capital expenditures	$288	$570	$833	$1,094

Free cash flow	$285	$(414)	$(34)	$(955)

© 2020 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar.  Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  These include discrete period tax items such as changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other tax-related adjustments.

(6)

Litigation, regulatory and other legal matters:  Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.

(7)

Restructuring, impairment and other charges and credits:  This amount includes restructuring, impairment losses and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(8)

Cumulative adjustment related to customer contract:  The negative impact of a cumulative adjustment recorded during the first quarter of 2020 to reduce revenue in the amount of $105 million.  The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that is exiting its production of LCD panels.

(9)

Equity in earnings of affiliated companies:  These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment losses,  inventory adjustments, other charges and credits and settlements under “take-or-pay” contracts.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2020 Corning Incorporated. All Rights Reserved.